Exhibit 99.1
EDITORIAL CONTACT:
Amy Flores
+1 408 236 1594
amy_flores@keysight.com

INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com

Keysight Technologies Reports First Quarter 2016 Results
Board of Directors Authorizes $200 Million Share Repurchase Program
Highlights:

•	GAAP net income of $64 million, or $0.37 per share

•	Non-GAAP net income of $95 million, or $0.55 per share(1)

•	GAAP revenue of $721 million, up 3 percent year-over-year

•	Non-GAAP revenue of $726 million, up 4 percent year-over-year(2)

SANTA ROSA, Calif., Feb. 18, 2016 - Keysight Technologies, Inc. (NYSE: KEYS) today reported GAAP revenue of $721 million and non-GAAP revenue of $726 million for the first fiscal quarter ended Jan. 31, 2016, with non-GAAP revenue up 4 percent, or down 1 percent on a core basis, which excludes the impact of currency and acquisitions, compared with one year ago.(2)

“Keysight delivered strong first quarter results with both revenue and earnings above the midpoint of our guidance. Our results this quarter were driven by our operational discipline and continued execution on our key initiatives to transform our business and create value for our customers, partners and shareholders,” said Ron Nersesian, Keysight president and CEO.

“While macroeconomic headwinds continue to impact our near-term market outlook, we are building momentum with our new leading-edge technologies and solutions and remain committed to investing in our business and delivering solid profitability in-line with our operating model. The share repurchase program we are announcing today reflects our confidence in our long-term market opportunities and strong cash flow generation, and demonstrates our commitment to create value for shareholders,” added Nersesian.

Compared with the first quarter of last year, communications market revenue grew 8 percent, driven by our acquisition of Anite and increased 5G sales, which was partially offset by cautious capital spending sentiment. Aerospace & defense market revenue declined 1 percent as a strong increase in sales to prime contractor customers in North America was offset by continued slower demand in parts of Europe and Asia. Industrial, computer and semiconductor market revenue grew 3 percent driven by strength in computer and semiconductor markets. From a geographic perspective, total revenue grew year-over-year in the Americas, Europe and most notably in Japan, where revenue increased 13 percent.

1

First quarter GAAP gross margin of 54.0 percent decreased 0.6 percentage points year-over-year. Non-GAAP gross margin of 56.6 percent increased 1.0 percentage points as the mix of R&D and software revenue improved.(1)

First quarter GAAP operating income was $98 million, or 13.6 percent of revenue and non-GAAP operating income was $129 million, or 17.8 percent of revenue.(1)

First-quarter GAAP net income was $64 million, or $0.37 per share.(1) First-quarter non-GAAP net income was $95 million, or $0.55 per share,(1) which excludes other net adjustments of $31 million.

Second Fiscal Quarter Outlook

Keysight provides guidance based on current market conditions and expectations.

Keysight’s second-quarter 2016 non-GAAP revenue is expected to be in the range of $695 million to $735 million.(2) Second-quarter non-GAAP earnings per share are expected to be in the range of $0.48 to $0.62.(3)

Share Repurchase Authorization

Keysight’s Board of Directors authorized a new share repurchase program for up to $200 million of its common stock. The new repurchase program goes into effect immediately and shares may be purchased from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases, privately negotiated transactions or other means. The repurchase program may be commenced, suspended or discontinued at any time at the company’s discretion.

Webcast

Keysight’s management will present more details about its first-quarter FY2016 financial results and its second-quarter FY2016 outlook on a conference call with investors today at 1:30 p.m. PT This event will be webcast in listen-only mode. Listeners may log on and select Q1 2016 Keysight Technologies Inc. Earnings Conference Call in the Investor News & Events - Upcoming Events section at www.investor.keysight.com. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, Feb. 18 through Feb. 22 by dialing +1 855 859 2056 (or +1 404 537 3406 from outside the U.S.) and entering pass code 9907493.

About Keysight Technologies

Keysight Technologies (NYSE:KEYS) is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovations in wireless, modular, and software solutions. Keysight’s electronic measurement instruments, systems, software and services are used in the design, development, manufacture, installation, deployment and operation of electronic equipment. The business had revenue of $2.9 billion in fiscal year 2015. Information about Keysight is available at www.keysight.com.

Forward-Looking Statements

2

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; customer expectations; and Keysight’s share repurchase program. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended October 31, 2015. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definition of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

(1) Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Keysight also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares. Reconciliation between non-GAAP net income and GAAP net income, is set forth on page 4 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP revenue excludes the impact of fair value adjustment to acquisition-related deferred revenue balances for the Anite acquisition. Non-GAAP revenue as projected for Q2 FY16 also excludes the impact of fair value adjustment to acquisition-related deferred revenue balances. Core revenue is defined as Non-GAAP revenue excluding the impact of currency and revenue from acquisitions until the first anniversary of the acquisition closing date. A reconciliation between historical GAAP revenue, non-GAAP revenue and core revenue is provided on page 6 of the attached tables, along with additional information regarding the use of these non-GAAP measures.

3

(3) Non-GAAP earnings per share as projected for Q2 FY16 exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Keysight is utilizing a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, Keysight excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, Keysight evaluates its current long-term projections, current tax structure and other factors such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items. This tax rate could be subject to change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.

4

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2016	2015	Inc/(Dec)
Orders	$679	$691	(2)%

Net revenue	$721	$701	3%

Costs and expenses:
Cost of products and services	332	318	4%
Research and development	108	96	13%
Selling, general and administrative	197	206	(4)%
Other operating expense (income), net	(14)	(6)	136%
Total costs and expenses	623	614	2%

Income from operations	98	87	13%

Interest income	1	—	—
Interest expense	(12)	(12)	—%
Other income (expense), net	(3)	3	(200)%

Income before taxes	84	78	8%

Provision for income taxes	20	8	150%

Net income	$64	$70	(9)%

Net income per share:
Basic	$0.37	$0.42
Diluted	$0.37	$0.41

Weighted average shares used in computing net income per share:
Basic	171	168
Diluted	172	170

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	January 31, 2016	October 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$572	$483
Accounts receivable, net	361	398
Inventory	481	487
Deferred tax assets	74	74
Other current assets	143	137
Total current assets	1,631	1,579

Property, plant and equipment, net	513	518
Goodwill	698	700
Other intangible assets, net	232	246
Long-term investments	56	70
Long-term deferred tax assets	256	295
Other assets	99	100
Total assets	$3,485	$3,508

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$175	$209
Employee compensation and benefits	135	168
Deferred revenue	185	175
Income and other taxes payable	33	50
Other accrued liabilities	79	84
Total current liabilities	607	686

Long-term debt	1,099	1,099
Retirement and post-retirement benefits	255	280
Long-term deferred revenue	62	61
Other long-term liabilities	80	80
Total liabilities	2,103	2,206

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 171 million shares at January 31, 2016 and 170 million shares at October 31, 2015, issued and outstanding	2	2
Additional paid-in-capital	1,199	1,165
Retained earnings	678	614
Accumulated other comprehensive loss	(497)	(479)
Total stockholders' equity	1,382	1,302
Total liabilities and equity	$3,485	$3,508

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2016	2015

Cash flows from operating activities:
Net income	$64	$70
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33	23
Share-based compensation	16	29
Excess tax benefit from share-based plans	(1)	(3)
Deferred taxes	4	(1)
Excess and obsolete inventory related charges	8	10
Gain on sale of land	(10)	—
Other non-cash expenses, net	2	(1)
Changes in assets and liabilities:
Accounts receivable	33	36
Inventory	(4)	(9)
Accounts payable	(22)	(13)
Payment to Agilent, net	—	(14)
Employee compensation and benefits	(29)	(22)
Income taxes payable	2	9
Retirement and post-retirement benefits	(11)	(17)
Other assets and liabilities	7	(5)
Net cash provided by operating activities (a)	92	92

Cash flows from investing activities:
Investments in property, plant and equipment	(34)	(15)
Proceeds from sale of land	10	—
Proceeds from sale of investment securities	—	1
Net cash used in investing activities	(24)	(14)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	24	4
Excess tax benefit from share-based plans	1	3
Net cash provided by financing activities	25	7

Effect of exchange rate movements	(4)	(8)

Net increase in cash and cash equivalents	89	77

Cash and cash equivalents at beginning of period	483	810
Cash and cash equivalents at end of period	$572	$887

(a) Cash payments included in operating activities:
Income tax payments, net	$8	$14
Restructuring payments	$3	$1

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION FROM GAAP TO NON-GAAP
THREE MONTHS ENDED JANUARY 31, 2016
(Unaudited)
PRELIMINARY

			NON-GAAP ADJUSTMENTS

(in millions, except per share amounts)	GAAP		Intangible amortization	Acquisition and integration costs	Acquisition related fair value adjustments	Separation and related costs	Share based compensation	Other	Adjustment for taxes (a)	NON-GAAP
		% of revenue									% of revenue
Net Revenue	$721	100.0%	─	─	5	─	─	─	─	$726	100.0%

Cost of products and services	332	46.0%	(11)	─	─	─	(3)	(3)	─	315	43.4%
Gross Profit	389	54.0%	11	─	5	─	3	3	─	411	56.6%

Research and development	108	15.0%	─	─	─	─	(3)	─	─	105	14.5%
Selling, general and administrative	197	27.4%	─	(2)	─	(5)	(10)	1	─	181	24.9%
Other operating expense (income), net	(14)	(2.0)%	─	─	─	─	─	10	─	(4)	(0.6)%

Income from operations	98	13.6%	11	2	5	5	16	(8)	─	129	17.8%
Other income(expense), net	(14)	(1.9)%	─	(2)	─	─	─	2	─	(14)	(1.9)%

Income before taxes	84	11.7%	11	─	5	5	16	(6)	─	115	15.8%

Provision for taxes	20	2.8%	─	─	─	─	─	─	─	20	2.8%
Effective tax rate	24%									17%

Net income	$64	8.9%	11	─	5	5	16	(6)	─	$95	13.1%

Net income per share - Basic and Diluted:
Basic	$0.37		$0.07	$—	$0.03	$0.03	$0.10	$(0.04)	$—	$0.56
Diluted	$0.37		$0.07	$—	$0.03	$0.03	$0.09	$(0.04)	$—	$0.55

Weighted average shares used in computing net income (loss) per share:
Basic	171									171
Diluted	172									172

Notes to Reconciliation from GAAP to non-GAAP for the three months ended January 31, 2016

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended January 31, 2016, management uses a non-GAAP effective tax rate of 17%, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring and related costs, asset impairments, acquisition and integration costs, share based compensation, separation and related costs and acquisition related fair value adjustments. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Other includes gain on sale of land, miscellaneous items like litigation settlements, and assets that have been written down to their fair value. It also includes one time restructuring costs associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes items such as amortization of intangibles, restructuring charges etc. that can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.

4A

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION FROM GAAP TO NON-GAAP
THREE MONTHS ENDED JANUARY 31, 2015
(Unaudited)
PRELIMINARY

			NON-GAAP ADJUSTMENTS

(in millions, except per share amounts)	GAAP		Intangible amortization	Separation and related costs	Share Based Compensation	Other	Adjustment for taxes (a)	NON-GAAP
		% of revenue							% of revenue
Net Revenue	$701	100.0%	─	─	─	─	─	$701	100.0%

Cost of products and services	318	45.4%	(2)	(1)	(4)	─	─	311	44.4%
Gross Profit	383	54.6%	2	1	4	─	─	390	55.6%

Research and development	96	13.7%	─	─	(4)	(1)	─	91	13.0%
Selling, general and administrative	206	29.4%	─	(7)	(21)	1	─	179	25.6%
Other operating expense (income), net	(6)	(0.9)%	─	1	─	1	─	(4)	(0.5)%

Income from operations	87	12.4%	2	7	29	(1)	─	124	17.6%
Other income(expense), net	(9)	(1.3)%	─	─	─	─	─	(9)	(1.2)%

Income before taxes	78	11.1%	2	7	29	(1)	─	115	16.4%

Provision for taxes	8	1.1%	─	─	─	─	11	19	2.8%
Effective tax rate	10%							17%

Net income	$70	10.0%	2	7	29	(1)	(11)	$96	13.6%

Net income per share - Basic and Diluted:
Basic	$0.42		$0.01	$0.04	$0.17	$(0.01)	$(0.07)	$0.57
Diluted	$0.41		$0.01	$0.04	$0.17	$(0.01)	$(0.06)	$0.56

Weighted average shares used in computing net income (loss) per share:
Basic	168							168
Diluted	170							170

Notes to Reconciliation from GAAP to non-GAAP for the three months ended January 31, 2015

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended January 31, 2015, management uses a non-GAAP effective tax rate of 17%, that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring and related costs, asset impairments, acquisition and integration costs, share based compensation, separation and related costs and acquisition related fair value adjustments. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes items such as amortization of intangibles, restructuring charges etc. that can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.

5A

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING CURRENCY IMPACTS AND M&A
(in millions)
(Unaudited)
PRELIMINARY

			Percent
	Q1'16	Q1'15	Inc/(Dec)
GAAP Revenue	$721	$701	3%
Acquisition related fair value adjustments	5	—	—
Non-GAAP Revenue	$726	$701	4%
Currency Impacts	16	—	—
Non-GAAP Revenue, net of currency impacts	$742	$701	6%
Less revenue from acquisitions included in segment results	(45)	—	—
Core Revenue	$697	$701	(-1%)

Non GAAP Revenue is defined to exclude the fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition.

Core revenue is defined as Non- GAAP revenue excluding the impact of currency and acquisitions.

Management believes that these measures provide useful information to investors by reflecting an additional way of viewing aspects of Keysight's operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of recent acquisitions and divestitures because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary reconciliation of GAAP to Core revenue is based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Keysight

	Q1'16	Q1'15	Q4'15
Revenues	$726	$701	$756
Gross Margin %	56.6%	55.6%	58.0%
Income from Operations	$129	$124	$157
Operating Margin %	17.8%	17.6%	20.7%

Measurement Solutions

	Q1'16	Q1'15	Q4'15
Revenues	$631	$606	$653
Gross Margin %	59.2%	57.6%	60.3%
Income from Operations	$116	$110	$137
Operating Margin %	18.3%	18.2%	21.0%

Customer Support and Services

	Q1'16	Q1'15	Q4'15
Revenues	$95	$95	$103
Gross Margin %	39.6%	42.0%	43.1%
Income from Operations	$13	$14	$20
Operating Margin %	13.9%	14.3%	19.5%

Income from operations reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, share based compensation, the impact of restructuring charges, asset impairment, acquisition and integration costs, acquisition related fair value adjustments and separation and related costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATIONS OF NON GAAP REVENUE BY REGION
(in millions)
(Unaudited)
PRELIMINARY

	NON GAAP Revenue
Non-GAAP Revenue by Region	Q1'16	Q1'15	Percent Inc/(Dec)

Americas	$274	$264	4%
Europe	143	135	6%
Japan	79	69	13%
Asia Pacific ex-Japan	230	233	(-1%)
Total Revenue	$726	$701	4%

The preliminary reconciliation of revenue by region is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON GAAP REVENUE BY MARKET
(in millions)
(Unaudited)
PRELIMINARY

			Percent
	Q1'16	Q1'15	Inc/(Dec)
Aerospace & Defense	$171	$174	(-1%)
Industrial/Computer/Semi-conductor	308	298	3%
Communications	247	229	8%
Non-GAAP Revenue	$726	$701	4%

The preliminary Non GAAP revenue by market information is estimated based on our current information.